Exhibit 99.2

STARZ, LLC EXTENDS EXCHANGE OFFER FOR $500 MILLION

OF SENIOR NOTES

Englewood, Colo., February 8, 2013 — Starz, LLC, a wholly-owned subsidiary of Starz (Nasdaq: STRZA, STRZB), along with a subsidiary Co-Issuer, (collectively the “Co-Issuers”) announced today that they have extended until February 13, 2013 at 5:00 p.m., New York City time, the expiration date of its offer to exchange an aggregate principal amount of up to $500,000,000 of its 5.00% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the Co-Issuers’ issued and outstanding 5.00% Senior Notes due 2019 (the “Old Notes”) from the registered holders thereof.

The exchange offer had been scheduled to expire at 5:00 p.m., New York City time, on February 7, 2013. As of 5:00 p.m., New York City time, on February 7, 2013, $499,585,000 in aggregate principal amount of the Old Notes had been tendered and not withdrawn. Holders of Old Notes will continue to have the right to withdraw tenders of Old Notes at any time prior to the expiration of the offer.

U.S. Bank National Association, the trustee under the indenture governing the Old Notes, is serving as the exchange agent in connection with the exchange offer. Persons with questions regarding the exchange offer should contact U.S. Bank National Association at (651) 466-7150. Requests for documents relating to the exchange offer should be directed to U.S. Bank National Association.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy securities. The exchange offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the exchange of Old Notes for registered notes. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and our ability to complete the registered exchange offer. These forward looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz for additional information about Starz and about the risks and uncertainties related to Starz’ business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation). www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies.  As of September 30, 2012, STARZ and ENCORE serve a combined 55 million subscribers, including 21 million at STARZ, and 34 million at ENCORE, making them the largest pair of premium flagship channels in the U.S.  STARZ® and ENCORE®, along with Starz Networks’ third flagship brand, MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY.  Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television.  Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.  Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

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Contact:

Courtnee Ulrich

Starz Investor Relations

(720) 875-5420

courtnee@libertymedia.com